Exhibit 1

CONSENT AND AGREEMENT TO JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of common stock, par value $0.001 per share, of Kronos Advanced Technologies, Inc., and any future amendments thereto as may be required from time to time.

Dated: June 29, 2007

SANDS BROTHERS VENTURE CAPITAL LLC

By:_/s/ Scott Baily________________________
Name: Scott Baily
Title: COO

SANDS BROTHERS VENTURE CAPITAL II LLC

By:_/s/ Scott Baily________________________
Name: Scott Baily
Title: COO

SANDS BROTHERS VENTURE CAPITAL III LLC

By:_/s/ Scott Baily________________________
Name: Scott Baily
Title: COO

SANDS BROTHERS VENTURE CAPITAL IV LLC

By:_/s/ Scott Baily________________________
Name: Scott Baily
Title: COO

CRITICAL CAPITAL GROWTH FUND, L.P.

By:_/s/ Charles L. Robinson________________
Name: Charles L. Robinson
Title: Chief Investment Officer

CHARLES L. ROBINSON

_/s/ Charles L. Robinson__________________

SCOTT BAILY

_/s/ Scott Baily_________________________